Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT
dated
November 17, 2014
by and among
PKY AUSTIN PARTNER, LLC,
CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM,
PKY MASTERS AUSTIN, LLC

and

PKY/CALSTRS AUSTIN, LLC

TABLE OF CONTENTS
Page

Article 1 PURCHASE OF MEMBERSHIP INTERESTS....................................................................	3

1 Purchase of Membership Interests.....................................................................................	3
1.1 Purchase of Interest.....................................................................................................	3
1.2 Purchase Price.............................................................................................................	3

Article 2 INTENTIONALLY DELETED.............................................................................................	3

Article 3 EXISTING LOANS...............................................................................................................	3

3 Existing loans.....................................................................................................................	3
3.1 Subject to Existing Loans............................................................................................	3

Article 4 INTENTIONALLY DELETED.............................................................................................	4

Article 5 AS IS, WHERE IS..................................................................................................................	4

5 As Is, Where Is...................................................................................................................	4
5.1 As Is, Where Is............................................................................................................	4

Article 6 REPRESENTATIONS AND WARRANTIES.......................................................................	6
6.1 PKY Representations and Warranties..........................................................................	6
6.1.1 Organization......................................................................................................	6
6.1.2 Authority/Consent.............................................................................................	6
6.1.3 Ownership of Assigned PKY Masters Interest..................................................	6
6.1.4 Ownership of Assigned PKY Austin Interest....................................................	6
6.1.5 No Conflicts......................................................................................................	6
6.1.6 Prohibited Transaction......................................................................................	7
6.1.7 Foreign Person...................................................................................................	7
6.2 CalSTRS Representations and Warranties..................................................................	7
6.2.1 Organization......................................................................................................	7
6.2.2 Authority/Consent.............................................................................................	7
6.2.3 No Conflicts......................................................................................................	8
6.2.4 Prohibited Transaction......................................................................................	8
6.2.5 Foreign Person...................................................................................................	8
6.3 Companies Representations and Warranties...............................................................	8
6.3.1 Organization......................................................................................................	8
6.3.2 Authority/Consent.............................................................................................	8
6.3.3 No Conflicts......................................................................................................	9
6.3.4 Prohibited Transaction......................................................................................	9
6.3.5 Foreign Person...................................................................................................	9
6.4 Survival.......................................................................................................................	9
6.5 Limitations..................................................................................................................	9

i

Article 7 CONDITIONS PRECEDENT TO CLOSING.......................................................................	10
7.1 Conditions Precedent to PKY Obligations to Close....................................................	10
7.1.1 Delivery of Closing Documents........................................................................	10
7.1.2 Membership Interest Purchase Price.................................................................	10
7.1.3 Representations and Warranties........................................................................	10
7.1.4 Agreements and Covenants...............................................................................	10
7.1.5 Conditions to Closing under Redemption Agreement.......................................	10
7.2 Conditions Precedent to CalSTRS Obligations to Close............................................	10
7.2.1 Delivery of Closing Documents........................................................................	10
7.2.2 Representations and Warranties........................................................................	10
7.2.3 Agreements and Covenants...............................................................................	10
7.2.4 Notice to Existing Lenders................................................................................	10
7.2.5 Conditions to Closing under Redemption Agreement.......................................	11
7.3 Waiver of Conditions to Closing.................................................................................	11

Article 8 CLOSING..............................................................................................................................	11
8.1 Closing Date................................................................................................................	11
8.2 CalSTRS Obligations at the Purchase Closing...........................................................	11
8.3 PKY Obligations at the Purchase Closing...................................................................	11
8.4 Costs and Adjustments at Closing...............................................................................	11
8.4.1 Adjustments.......................................................................................................	11
8.4.2 Survival.............................................................................................................	12

Article 9 INTENTIONALLY DELETED.............................................................................................	12

Article 10 INTENTIONALLY DELETED...........................................................................................	12

Article 11 REMEDIES...........................................................................................................................	12
11.1 Remedies for Default by PKY...................................................................................	12
11.2 Remedies for Default by CalSTRS...........................................................................	12

Article 12 BROKERS............................................................................................................................	13
12.1 Broker........................................................................................................................	13
12.2 Indemnity...................................................................................................................	13

Article 13 NOTICES..............................................................................................................................	13
13.1 Written Notice...........................................................................................................	13
13.2 Method of Transmittal...............................................................................................	13
13.3 Addresses...................................................................................................................	13

Article 14 ASSIGNMENT.....................................................................................................................	15

Article 15 MISCELLANEOUS.............................................................................................................	15
15.1 Entire Agreement......................................................................................................	15
15.2 Modifications...........................................................................................................	15

ii

15.3 Gender and Number................................................................................................	15
15.4 Captions...................................................................................................................	15
15.5 Controlling Law.......................................................................................................	15
15.6 Exhibits...................................................................................................................	15
15.7 No Rule of Construction.........................................................................................	15
15.8 Severability; Survival..............................................................................................	15
15.9 Time of Essence......................................................................................................	16
15.10 Business Day...........................................................................................................	16
15.11 No Memorandum....................................................................................................	16
15.12 Attorneys' Fees and Costs........................................................................................	16
15.13 Counterparts and Expiration of Offer......................................................................	16
15.14 Waiver of Jury Trial.................................................................................................	16
15.15 Publicity and Confidentiality...................................................................................	16
15.16 Jurisdiction and Service of Process.........................................................................	17
15.17 Affiliate Exculpation...............................................................................................	17
15.18 Further Assurances..................................................................................................	17
15.19 Joint and Several Liability.......................................................................................	18
15.20 Execution of Documents by CalSTRS....................................................................	18
15.21 Action by PKY.........................................................................................................	18

EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A        Membership Interest Assignment

EXHIBIT B        Transferor’s Certification of Non-Foreign Status
Pursuant to Treasury Regulation § 1.1445-2(B)(2)

SCHEDULE 7.2.4    Notices to Lenders

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT
THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of November 17, 2014, by and among (i) PKY AUSTIN PARTNER, LLC, a Delaware limited liability company (“PKY Austin”) (formerly known as TPG Austin Partner, LLC), (ii) CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“CalSTRS”), (iii) PKY MASTERS AUSTIN, LLC, a Delaware limited liability company (“PKY Masters” and together with PKY Austin, “PKY” and individually, each a “PKY Entity”) and (iv) PKY/CalSTRS AUSTIN, LLC, a Delaware limited liability company (formerly known as TPG/CalSTRS Austin, LLC) (the “Company”).
RECITALS
This Agreement is made with reference to the following facts:
WHEREAS, the Company was formed pursuant to a certificate of formation filed with the Delaware Secretary of State on September 11, 2012, as amended by that certain certificate of amendment filed with the Delaware Secretary of State on March 12, 2014 and is currently operated pursuant to that certain Operating Agreement, dated as of September 17, 2012, as amended by that certain First Amendment to Operating Agreement dated as of December 19, 2013, and as further amended by that certain Second Amendment to Operating Agreement dated as of February 10, 2014 (as so amended, the “LLC Agreement”) among PKY Austin, as a member and manager, CalSTRS, as a member and PKY Masters, as a member (capitalized terms used herein but not defined in this Agreement shall have the meanings given such terms in the LLC Agreement);
WHEREAS, the Company is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-Austin Portfolio Holdings LLC, a Delaware limited liability company, formerly known as TPG-Austin Portfolio Holdings LLC) (“Portfolio Holdings”);
WHEREAS, Portfolio Holdings is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, (i) PKY-One American Center Mezzanine LLC, a Delaware limited liability company (formerly known as TPG-One American Center Mezzanine LLC) (“American Center Mezzanine Owner”), (ii) PKY-401 Congress Mezzanine LLC, a Delaware limited liability company, (formerly known as TPG-401 Congress Mezzanine LLC) (“Frost Bank Mezzanine Owner”), (iii) PKY-300 West 6th Street Mezzanine LLC, a Delaware limited liability company (formerly known as TPG-300 West 6th Mezzanine LLC) (“300 West Mezzanine Owner”), (iv) PKY-San Jacinto Center Mezzanine LLC, a Delaware limited liability company (formerly known as TPG-San Jacinto Center Mezzanine LLC) (“San Jacinto Mezzanine Owner”), and (v) PKY-One Congress Plaza Mezzanine LLC, a Delaware limited liability company (formerly known as TPG-One Congress Plaza Mezzanine LLC) (“Congress Plaza Mezzanine Owner”, and together with American Center Mezzanine Owner, Frost Bank Mezzanine Owner, 300 West Mezzanine Owner, San Jacinto Mezzanine Owner and Congress Plaza Mezzanine Owner, the “Mezzanine Owners” and each a “Mezzanine Owner”);

WHEREAS, American Center Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-One American Center LLC, a Delaware limited liability company (formerly known as TPG-One American Center LLC) (“American Center Owner”), which owns and operates that certain office building commonly known as “One American Center” in Austin, Texas together with associated real and personal property (the “One American Center Property”);
WHEREAS, Frost Bank Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-401 Congress LLC, a Delaware limited liability company (formerly known as TPG-401 Congress LLC) (“Frost Bank Owner”), which owns and operates that certain office building commonly known as “Frost Bank Tower” in Austin, Texas together with associated real and personal property (the “Frost Bank Tower Property”);
WHEREAS, 300 West Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-300 West 6th Street LLC, a Delaware limited liability company (formerly known as TPG-300 West 6th LLC) (“300 West Owner”), which owns and operates that certain office building commonly known as “300 West 6th Street” in Austin, Texas together with associated real and personal property (the “300 West 6th Street Property”, and together with the One American Center Property and the Frost Bank Tower Property, the “CalSTRS Projects” and each a “CalSTRS Project”);
WHEREAS, San Jacinto Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-San Jacinto Center LLC, a Delaware limited liability company (formerly known as TPG-San Jacinto Center LLC) (“San Jacinto Owner”), which owns and operates that certain office building commonly known as “San Jacinto Center” in Austin, Texas together with associated real and personal property (the “San Jacinto Center Property”);
WHEREAS, Congress Plaza Mezzanine Owner is the sole member of, and owns one hundred percent (100%) of the limited liability company interests in, PKY-One Congress Plaza LLC, a Delaware limited liability company (formerly known as TPG-One Congress Plaza LLC) (“Congress Plaza Owner” and together with the American Center Owner, the Frost Bank Owner, the 300 West Owner and the San Jacinto Owner, the “Owner Entities” and each an “Owner Entity”)), which owns and operates that certain office building commonly known as “One Congress Plaza” in Austin, Texas together with associated real and personal property (the “One Congress Plaza Property” and together with the San Jacinto Center Property, the “PKY Projects” and each a “PKY Project”; the CalSTRS Projects and the PKY Projects collectively shall be known as the “Company Projects”);
WHEREAS, as of the date hereof, CalSTRS owns a 60% Percentage Interest in the Company, PKY Austin owns a 33 and 1/3% Percentage Interest in the Company and PKY Masters owns a 6 and 2/3% Percentage Interest in the Company;
WHEREAS, CalSTRS has agreed to purchase the entire Interests of PKY Masters in the Company (the “Assigned PKY Masters Interest”) and a portion of the Interest of PKY Austin in the Company equal to a 8.3% Percentage Interest in the Company (the “Assigned PKY Austin Interest” and together with the Assigned PKY Masters Interest, the “Assigned Interests”) on the terms and conditions set forth herein (the “Purchase Transaction”); and

WHEREAS, immediately following the consummation of the Purchase Transaction, the Company has agreed to redeem CalSTRS’ entire Interest in the Company, including the interests of CalSTRS in the Company acquired pursuant to the terms hereof, pursuant to that certain Redemption and Distribution Agreement of even date herewith among CalSTRS, the Company, PKY Austin and PKY Masters (the “Redemption Agreement”; the transaction to be consummated pursuant to the Redemption Transaction shall be known as the “Redemption Transaction” and together with the Purchase Transaction, the “Transactions”).

ARTICLE 1
PURCHASE OF MEMBERSHIP INTERESTS

1.    Purchase of Membership Interests

1.1    Purchase of Interest.

Upon and subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), (i) PKY Masters shall sell, assign and convey to CalSTRS and CalSTRS shall purchase and acquire from PKY Masters the Assigned PKY Masters Interest and (ii) PKY Austin shall sell, assign and convey to CalSTRS and CalSTRS shall purchase and acquire from PKY Austin the Assigned PKY Austin Interest. Said purchase shall be evidenced by the execution and delivery by PKY Masters, PKY Austin and CalSTRS, as applicable, of one or more assignments of membership interest in the form attached hereto as Exhibit A (the “Assignment of Membership Interests”). After giving effect to the purchase by CalSTRS of the Assigned PKY Masters Interest and the Assigned PKY Austin Interest, the Percentage Interests of PKY Austin, CalSTRS and PKY Masters under the LLC Agreement shall be 25.03%, 74.97% and 0%, respectively.

1.2    Purchase Price.

The purchase price of the Assigned Interests shall be Forty-Eight Million Six Hundred Eighty Thousand and 00/100 ($48,680,000) (subject to adjustment pursuant to Section 8.4 below, the “Membership Interest Purchase Price”). The Membership Interest Purchase Price shall be allocated between PKY Masters and PKY Austin as follows: $21,906,000 shall be payable to PKY Masters and $26,774,000 shall be payable to PKY Austin (in each case subject to adjustment pursuant to Section 8.4 below). The Membership Interest Purchase Price shall be payable by CalSTRS at Closing, as provided in Section 8.2.3 below.

ARTICLE 2
INTENTIONALLY DELETED

ARTICLE 3
EXISTING LOANS
3.    Existing Loans
3.1    Subject to Existing Loans. The Company Projects are subject to certain existing loans owing by the Owner Entities (collectively, the “Existing Loans”) and the deeds of trust, security agreements, pledges and other documents and instruments evidencing or securing the Existing Loans (collectively, the “Existing Loan Documents”). After the Closing, subject to any other agreement between the Company or CalSTRS, as applicable, and the applicable lender, the Owner Entities and any subsidiaries bound by the Existing Loan Documents shall remain liable to the lenders under the Existing Loan Documents (the “Existing Lenders”) in accordance with their respective terms, and the Company Projects shall remain subject to the liens securing the Existing Loans to the extent set forth therein.

ARTICLE 4
INTENTIONALLY DELETED

ARTICLE 5
AS IS, WHERE IS
5.    As Is, Where Is

5.1    As Is, Where Is.

5.1.1    Except for those representations and warranties expressly provided in this Agreement or in any closing document or instrument executed by PKY, CalSTRS or the Company pursuant to Sections 6.1, 6.2 or 6.3 of this Agreement (collectively, the “Express Representations”), neither PKY, CalSTRS, the Company nor any of the Owner Entities does, and neither PKY, CalSTRS, the Company nor any of the Owner Entities shall, by execution and delivery of this Agreement or by the execution and delivery of any document or instrument executed and delivered in connection with Closing, make any representation or warranty, express or implied, of any kind or nature whatsoever, with respect to PKY, CalSTRS, the Company, the Assigned Interests, the Owner Entities or the Company Projects, and all such warranties are hereby disclaimed.
5.1.2    Without limiting the generality of the foregoing, other than the Express Representations, neither PKY, CalSTRS, the Company nor any of the Owner Entities makes, or shall make, any express or implied warranty as to matters of title, zoning, acreage, tax consequences, actual or projected revenue and expenses, physical or environmental condition (including, without limitation, laws, rules, regulations, orders and requirements pertaining to the use, handling, generation, treatment, storage or disposal of any toxic or hazardous waste or toxic, hazardous or regulated substance), valuation, governmental permits and approvals, covenants, conditions and restrictions of record applicable to the Company Projects and compliance therewith, compliance with laws, ordinances, rules, building codes, zoning proffers, and other governmental regulations, the quantity, quality or condition of any personal property and fixtures, any ground leases relating to the Company Projects, any leases, licenses or occupancy agreements (“Leases”) relating to the Company Projects, any management agreements, service agreements, equipment leases or other contracts, including, without limitation, management, maintenance, construction, commission, architectural, supply or service contracts (“Contracts”) relating to the Company Projects, the use or occupancy of the Company Projects, whether the entering by PKY, CalSTRS or the Company into this Agreement or the consummation of the transaction contemplated by this Agreement is or may become a breach or event of default under any of the Existing Loan Documents, or any other matter or thing relating to or affecting the Company Projects (collectively, the “Disclaimed Matters”).
5.1.3    Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Express Representations, (i) the increase to CalSTRS of the beneficial ownership interest in the Company Projects (indirectly, through the Purchase Transaction), including without limitation the roofs, all structural components, all heating, ventilating, air conditioning, mechanical, plumbing, and electrical systems, fire and life safety and all other parts of the buildings constituting a portion of the Company Projects and (ii) the Assigned Interests shall be transferred to CALSTRS and CalSTRS shall accept same, in their “AS IS” “WHERE IS” condition on the Closing Date, “WITH ALL FAULTS” and “SUBJECT TO ALL DEFECTS”, and subject to all matters of public record, Contracts and Leases existing on the Closing Date. CalSTRS hereby acknowledges, represents and warrants that in executing, delivering and performing this Agreement, CalSTRS (i) has not and does not rely upon any statement, information or representation to whomsoever made or given, whether by the Company or PKY or others, and whether directly or indirectly, verbally or in writing, made by any person or entity, except for the Express Representations, (ii) has relied solely on its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances, (iii) agrees to assume the risk that adverse matters, including but not limited to construction or mechanical defects and adverse physical and environmental conditions, may not have been revealed by their investigation of the Company Projects, (iv) agrees that neither the Company, PKY nor any of the Owner Entities has any obligation to remedy or cause compliance with any violation of any federal, state, county, or municipal laws, ordinances, orders, rules, regulations, requirements, or recorded covenants or restrictions affecting the Company Projects, (v) is not in a disparate bargaining position in connection with the transaction contemplated hereby, (vi) freely and fairly agrees to the waivers and conditions of this Section 5.1 as part of the negotiations of this Agreement, and (vii) has been represented by adequate legal counsel in connection herewith and have conferred with such legal counsel concerning the waivers and other conditions of this Section 5.1.
5.1.4    Without in any way limiting any provision of this Section 5.1, each of PKY, CalSTRS and the Company specifically acknowledges and agrees, for itself and any of its assigns pursuant to Article 14 and their affiliates, that except with respect to the Express Representations and the obligations of PKY, CalSTRS and the Company set forth in this Agreement, and except to the extent necessary to pursue any claim against any third party, effective upon the Closing, each of PKY, CalSTRS and the Company hereby waive, release and discharge any claim they have, might have had or may have against any other party, and its respective affiliates or any direct or indirect partner, member, trustee, beneficiary, director, shareholder, officer, attorney, employee, agent, contractor, representative or broker of any of the foregoing, and any of their respective heirs, successors, personal representatives, devisees, and assigns, with respect to (i) the Disclaimed Matters, (ii) the condition of the Company Projects as of the Closing Date, (iii) the past, present or future condition or compliance of the Company Projects with regard to any environmental protection, pollution control or land use laws, rules, regulations, orders or requirements, including, without limitation, the Comprehensive Environmental Response, Compensation

and Liability Act, 42 U.S.C. Section 9601, et seq., or (iv) any other state of facts that exists with respect to the Assigned Interests, the LLC Agreement, or the Company Projects.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES
6.1    PKY Representations and Warranties. Each of PKY Austin and PKY Masters represents and warrants to the other parties hereto as follows, which representations shall be true and correct in all material respects on the Closing Date:

6.1.1    Organization. Each PKY Entity is duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as presently conducted.

6.1.2    Authority/Consent. Each PKY Entity possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by each PKY Entity, subject to required filings with the Securities and Exchange Commission.

6.1.3    Ownership of Assigned PKY Masters Interest. PKY Masters is the sole record and beneficial owner of 100% of the Assigned PKY Masters Interest free and clear of all liens and other encumbrances of any kind.

6.1.4    Ownership of Assigned PKY Austin Interest. PKY Austin is the sole record and beneficial owner of 100% of the Assigned PKY Austin Interest free and clear of all liens and other encumbrances of any kind.

6.1.5    No Conflicts. The execution and delivery of this Agreement by each PKY Entity and all the documents executed by either PKY Entity or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by each PKY Entity of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which either PKY Entity is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of either PKY Entity, or, any other agreement or instrument to which either PKY Entity is a party or by which either PKY Entity may be bound.

6.1.6    Prohibited Transaction. Neither PKY Entity, nor any member in either PKY Entity, nor any person or entity with actual authority to direct the actions of any partner of either PKY Entity, nor any other person or entity holding any legal or beneficial interest whatsoever in either PKY Entity (except that no representation is made with respect to any shareholder of publicly traded shares in Parkway Properties, Inc.) (i) are named on any list of persons and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 - Blocking Company Project and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (“Executive Order 13224”), as in effect on the Effective Date, or any similar list known to PKY or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the “OFAC Lists”), (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. Each PKY Entity is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.

6.1.7    Foreign Person. Neither PKY Masters nor PKY Austin is a “foreign person” within the meaning of Section 1445(f)(3) of the Code.
6.2    CalSTRS Representations and Warranties. CalSTRS represents and warrants to the other parties hereto respect to CalSTRS as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.2.1    Organization. CalSTRS is the State Teachers’ Retirement System established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended. California Education Code Section 22001 and California Government Code Section 12803.2 provide that CalSTRS is a unit of the California Government Operations Agency. California Government Code Section 12800 provides that the California Government Operations Agency is an agency in the state government of California.
6.2.2    Authority/Consent. CalSTRS possesses all requisite power and authority, has taken all actions required by applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by CalSTRS.

6.2.3    No Conflicts. The execution and delivery of this Agreement by CalSTRS and all the documents executed by CalSTRS or its affiliates in connection with the transactions contemplated hereby that are to be delivered to the Company, and the consummation by CalSTRS of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which CalSTRS is subject, or (ii) conflict with, result in a breach of, or constitute a default under any agreement or instrument to which CalSTRS is a party or by which CalSTRS may be bound.
6.2.4    Prohibited Transaction. CalSTRS (i) is not named on any list of persons and governments issued by OFAC pursuant to Executive Order 13224 as in effect on the Effective Date, or any OFAC List, (ii) is not included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has not knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. CalSTRS is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.2.5    Foreign Person. CalSTRS is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.3    Company Representations and Warranties. The Company represents and warrants to the other parties hereto with respect to the Company as follows, which representations shall be true and correct in all material respects on the Closing Date:
6.3.1    Organization. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as presently conducted.
6.3.2    Authority/Consent. The Company possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement. No consent, approval, clearance, waiver, order, permit, license or authorization of, or filing, recording or registration with, or exemption by, any governmental authority or any other third party that has not been obtained is required in connection with execution, delivery or performance of this Agreement by the Company.

6.3.3    No Conflicts. The execution and delivery of this Agreement by the Company and all the documents executed by the Company or its affiliates in connection with the transactions contemplated hereby that are to be delivered to CalSTRS, and the consummation by the Company of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which the Company is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of the Company, or any other agreement or instrument to which the Company is a party or by which the Company may be bound.
6.3.4    Prohibited Transaction. Neither the Company, nor any member of the Company (excluding CalSTRS), nor any person or entity with actual authority to direct the actions of any member, partner or shareholder of the Company (excluding CalSTRS), nor any other person or entity holding any legal or beneficial interest (excluding CalSTRS and the retirants or beneficiaries of CalSTRS and excluding any public shareholders of Parkway Properties, Inc.) whatsoever in the Company (i) are named on any list of persons and governments issued OFAC pursuant to Executive Order 13224, as in effect on the Effective Date, or any OFAC List, (ii) are included in, owned by, controlled by, knowing acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any person named on any of the OFAC Lists or any person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons referred to or described in the OFAC Lists. the Company is currently in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of OFAC and any statute, executive order (including Executive Order 13224), and any regulation relating thereto.
6.3.5    Foreign Person. The Company is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
6.4    Survival. All of the representations and warranties of the parties hereto set forth in this Article 6 shall survive the Closing.
6.5    Limitations. The parties hereto are experienced in and knowledgeable about the ownership, management, leasing and purchase of commercial real estate and office properties, and each of them has relied and will rely exclusively on its own consultants, advisors, counsel, employees, agents, principals and/or studies, investigations and/or inspections with respect to the Redeemed Membership Interest and the Company Projects, their tax or legal status, condition, value and potential. The parties hereto agree that, notwithstanding the fact that they have received certain information from another party hereto or its agents or consultants, they have relied solely upon and will continue to rely solely upon their own analysis and will not rely on any information provided by another party hereto or its agents or consultants, except solely for the Express Representations.

ARTICLE 7
CONDITIONS PRECEDENT TO CLOSING
7.1    Conditions Precedent to PKY Obligations to Close. The obligations of PKY to consummate the Transactions are subject to satisfaction on or before the Closing Date of the following conditions, any of which may be waived in writing by PKY in their sole and absolute discretion:
7.1.1    Delivery of Closing Documents. CalSTRS shall have delivered each of the Closing Documents required to be delivered by CalSTRS under Section 8.2.
7.1.2    Membership Interest Purchase Price. CalSTRS shall have paid the Membership Interest Purchase Price, which shall be paid as provide in Section 8.2.3. below.
7.1.3    Representations and Warranties. Each of the representations and warranties of CalSTRS set forth in Sections 6.2 shall be accurate in all material respects.
7.1.4    Agreements and Covenants. CalSTRS shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the applicable Closing Date.
7.1.5    Conditions to Closing under Redemption Agreement. All conditions to Closing under the Redemption Agreement shall have been satisfied or waived (other than the condition that the closing shall have occurred under this Agreement), and the Redemption Transactions shall be in a position to be consummated immediately following the Closing hereunder without further action by any party to the Redemption Agreement.
7.2    Conditions Precedent to CalSTRS Obligation to Close. The obligation of CalSTRS to consummate the Transactions is subject to satisfaction, on or before the Closing Date of the following conditions, any of which may be waived in writing by CalSTRS, in the sole and absolute discretion of CalSTRS:
7.2.1    Delivery of Closing Documents. Each PKY Entity shall have delivered each of the Closing Documents required to be delivered by them under Section 8.3.
7.2.2    Representations and Warranties. Each of the representations and warranties of PKY and the Company set forth in Sections 6.1 and 6.3 shall be accurate in all material respects.
7.2.3    Agreements and Covenants. PKY and the Company shall have performed or complied, in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the applicable Closing Date.
7.2.4    Notice to Existing Lenders. Attached hereto as Schedule 7.2.4 are copies of the notices delivered under the Existing Loan Documents in connection with the Purchase Transaction and the Redemption Transaction that have been given to the Existing Lenders.

7.2.5    Conditions to Closing Under Redemption Agreement. All conditions to Closing under the Redemption Agreement shall have been satisfied or waived (other than the condition that the closing shall have occurred under this Agreement), and the Redemption Transactions shall be in a position to be consummated immediately following the Closing hereunder without further action by any party to the Redemption Agreement.
7.3    Waiver of Conditions to Closing. If any condition to proceed with the Closing hereunder set forth in this Article 7 has not been satisfied as of the Closing Date or other applicable date, then the party or parties for whom such condition exists may nevertheless proceed to Closing, notwithstanding the non-satisfaction of such condition, in which event such party or parties shall be conclusively deemed to have waived any such condition.

ARTICLE 8
CLOSING
8.1    Closing Date. The consummation of the Transactions (“Closing”) will take place at the office of PKY’s counsel in Washington, D.C. on a date designated by PKY, but in no event later than 2:00 p.m. Eastern time on the date of this Agreement. The date upon which Closing shall occur is referred to as the “Closing Date.” The closing of the Purchase Transaction (the “Purchase Closing” shall occur through escrow as herein provided. Neither party will take any action under the LLC Agreement, as a member or otherwise, that would hinder, frustrate, interfere with or inhibit the performance by PKY, the Company or CalSTRS of their respective obligations hereunder in connection with the Closing. Each of PKY and CalSTRS shall cause the Representatives (as defined in the LLC Agreement) of the Management Committee (as defined in the LLC Agreement) appointed by it to act in a manner that is consistent with the performance of its obligations hereunder.
8.2    CalSTRS Obligations at the Purchase Closing.
8.2.1    At the Purchase Closing, CalSTRS shall each execute, acknowledge (if necessary) and deliver originals of the Assignment of Membership Interests.
8.2.2    CalSTRS shall pay the Membership Interest Purchase Price at the Closing to PKY Masters and PKY Austin at Closing, as provided in Section 1.2 above.
8.3    PKY Obligations at the Purchase Closing. At the Purchase Closing, PKY Masters and PKY Austin shall execute, acknowledge (if necessary) and deliver originals of the following documents:
8.3.1    The Assignment of Membership Interests; and
8.3.2    Certificate of Non-Foreign Status in the form of Exhibit B attached hereto; and
8.4    Costs and Adjustments at Closing.
8.4.1    Adjustments. At Closing, as more fully provided below, the parties shall adjust the Membership Interest Purchase Price for normal prorations of income, rent, expenses, taxes and other similar amounts that would be applicable on a hypothetical sale of the Company Projects to a third party on the Closing Date and after a reconciliation of all cash on hand and unpaid leasing costs and trade payables owed with respect to the Company Projects as set forth herein, provided, said adjustments shall be determined in accordance with Section 8.4 of the Redemption Agreement. Any amounts due to CalSTRS, on one hand, or PKY Austin or PKY Masters, on the other hand, that are to be paid or adjusted at Closing, shall be paid at Closing by a wire transfer of immediately available funds. For the sake of clarity, with respect to any such adjustments that are allocable to the Assigned Interests, any amounts owed to CalSTRS shall reduce Membership Interest Purchase Price payable by CalSTRS and any amounts owed to PKY Masters or PKY Austin shall be added to the Membership Interest Purchase Price payable by CalSTRS and shall be further allocated proportionately between PKY Austin and PKY Masters. Notwithstanding the foregoing, the parties agree that the only amounts adjusted at Closing shall be as provided in Section 8.7.1 of the Redemption Agreement; all other amounts shall be adjusted in accordance with the preparation of the Final Closing Statement (as defined in the Redemption Agreement), or as otherwise provided therein.
8.4.2    Survival. The provisions of this Section 8.4 shall survive the Closing.

ARTICLE 9
INTENTIONALLY DELETED

ARTICLE 10
INTENTIONALLY DELETED

ARTICLE 11
REMEDIES
11.1    Remedies for Default by PKY. In the event the Purchase Transaction is not consummated because of default under or breach of this Agreement on the part of PKY, CalSTRS shall be entitled, as its sole and exclusive remedies, either (a) to terminate this Agreement or (b) to enforce specific performance of this Agreement (and to recover any attorneys’ fees incurred by CalSTRS in connection with enforcing this Agreement). CalSTRS expressly waives its rights to seek any damages (including without limitation, compensatory, punitive, consequential or special damages) in the event of PKY’s default hereunder. CalSTRS shall be deemed to have elected to terminate this Agreement, if CalSTRS fails to file suit for specific performance against PKY in a court of competent jurisdiction on or before sixty (60) days following the date upon which Closing was scheduled to have occurred as provided herein.
11.2    Remedies for Default by CalSTRS. In the event the Purchase Transaction is not consummated because of default under or breach of this Agreement on the part of CalSTRS, PKY shall be entitled, as its sole and exclusive remedies, either (a) to terminate this Agreement or (b) to enforce specific performance of this Agreement (and to recover any attorneys’ fees incurred by PKY in connection with enforcing this Agreement). PKY expressly waives its rights to seek any damages (including without limitation, compensatory, punitive, consequential or special damages) in the event of CalSTRS’ default hereunder. PKY shall be deemed to have elected to terminate this Agreement, if PKY fails to file suit for specific performance against CalSTRS in a court of competent jurisdiction on or before sixty (60) days following the date upon which Closing was scheduled to have occurred as provided herein.
ARTICLE 12
BROKERS
12.1    Broker. Each party hereby represents and warrants to the other parties that such party has not contacted, negotiated with or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this Agreement and the transaction contemplated herein.
12.2    Indemnity. Each party shall indemnify and hold the other parties harmless from any claim, demand, cause of action, loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys’ fees) paid or incurred by the other parties by reason of a breach of the representation and warranty made by such party under this Article 12. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section shall survive the Closing or earlier termination of this Agreement.

ARTICLE 13
NOTICES
13.1    Written Notice. All notices, demands and requests which may be given or which are required to be given by either party to the other party under this Agreement must be in writing.
13.2    Method of Transmittal. All notices, demands, requests or other communications required or permitted to be given hereunder must be sent (i) by United States certified mail, postage fully prepaid, return receipt requested, (ii) by hand delivery, (iii) by UPS or a similar nationally recognized overnight courier service, or (iv) by electronic mail with a confirmation copy delivered by another method set forth in this Section. All such notices, demands, requests or other communications shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.
13.3    Addresses. The addresses for proper notice under this Agreement are as follows:
If to PKY or the Company:

Parkway Properties LP
390 N. Orange Ave, Suite 2400
Orlando, FL 32801
Phone: (407) 650-0379

Fax: (407) 650-0597
Attention: Jeremy Dorsett, Executive Vice President and General Counsel
Email: jdorsett@pky.com
With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP
555 13th Street NW
Washington, DC 20004
Phone: (202) 637-5600
Fax: (202) 637-5910
Attention:    David Bonser, Esq.
Lee Berner, Esq.
Email:     david.bonser@hoganlovells.com
lee.berner@hoganlovells.com
As to CalSTRS:

California State Teachers’ Retirement System
100 Waterfront Place, 15th Floor
West Sacramento, California 95605-2807
Attention:    Don Palmieri
Jennifer J. Yamane, Esq.
Lamont T. King, Jr., Esq.
Email:    dpalmieri@calstrs.com
jyamane@calstrs.com
lking@calstrs.com

With a copy (which shall not constitute notice) to:

The Lionstone Group
100 Waugh Drive, Suite 600
Houston, Texas 77007
Attention: Dan Dubrowski
John Enerson
Email: ddubrowski@lionstonegroup.com
jenerson@lionstonegroup.com
With a copy to:

Cox, Castle & Nicholson LLP
2049 Century Park East, 28th Floor
Los Angeles, California 90067
Attention:     John H. Kuhl, Esq.
Douglas P. Snyder, Esq.
Email:    jkuhl@coxcastle.com
dsnyder@coxcastle.com

Any party may from time to time by written notice to the other party designate a different address for notices.
ARTICLE 14
ASSIGNMENT
This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs and administrators. Notwithstanding the foregoing, none of the parties hereto may assign their right, title and interest in or to this Agreement.

ARTICLE 15
MISCELLANEOUS
15.1    Entire Agreement. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof and thereof and cannot be varied except by the written agreement of the parties and supersedes all prior agreements and undertakings relating to such subject matter.
15.2    Modifications. This Agreement may not be modified except by the written agreement of the parties.
15.3    Gender and Number. Words of any gender used in this Agreement will be construed to include any other gender and words in the singular number will be construed to include the plural, and vice versa, unless the context requires otherwise.
15.4    Captions. The captions used in connection with the Articles, Sections and Subsections of this Agreement are for convenience only and will not be deemed to expand or limit the meaning of the language of this Agreement.
15.5    Controlling Law. This Agreement and any actions related thereto will be construed under, governed by and enforced in accordance with the laws of the State of Delaware (without reference to conflicts of laws principles).
15.6    Exhibits. All exhibits, attachments, schedules, annexed instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if set forth verbatim herein.
15.7    No Rule of Construction. The parties hereto have each been represented by counsel in the negotiation and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by all parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.
15.8    Severability; Survival. In the event that any one or more of the provisions contained in this Agreement (except the provisions relating to the obligations of the parties hereto to consummate the Transactions and to pay the Membership Interest Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void) are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein; provided, however, that the parties hereto shall endeavor in good faith to rewrite the affected provision to make it (i) valid, and (ii) consistent with the intent of the original provision. All of the provisions of Articles 8 and 11 through 15 shall survive the Closing or the termination of this Agreement.
15.9    Time of Essence. Time is important to the parties hereto in the performance of this Agreement, and all parties have agreed that TIME IS OF THE ESSENCE with respect to any date set out in this Agreement.
15.10    Business Day. “Business Day” means any day on which business is generally transacted by banks in the State of Delaware. If the final date of any period which is set out in any paragraph of this Agreement falls upon a day which is not a Business Day, then, and in such event, the time of such period will be extended to the next Business Day.
15.11    No Memorandum. The parties hereto agree not to record this Agreement or any memorandum hereof.
15.12    Attorneys’ Fees and Costs. In the event any party is required to resort to litigation to enforce its rights under this Agreement, the prevailing party in such litigation will be entitled to collect from the other party or parties all reasonable costs, expenses and attorneys’ fees incurred in connection with such action.
15.13    Counterparts and Expiration of Offer. This Agreement may be executed in multiple counterparts (which counterparts may be executed by electronic mail) which shall together constitute a single document. However, this Agreement shall not be effective unless and until all counterpart signatures have been obtained. An unsigned draft of this Agreement shall not be considered an offer by either party.
15.14    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER IN CONTRACT OR IN TORT) BROUGHT BY EITHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF PKY, THE COMPANY AND CALSTRS HEREUNDER, THE OWNERSHIP OF THE ASSIGNED INTERESTS OR THE USE OF THE COMPANY PROJECTS, AND/OR ANY CLAIMS OF INJURY OR DAMAGE RELATED TO THE ASSIGNED INTERESTS OR THE USE OF THE COMPANY PROJECTS.
15.15    Publicity and Confidentiality. The parties hereto each agree that the terms of the transactions contemplated in this Agreement, the identities of the parties, and all information made available by one party to the other or in any way relating to the other party’s interest in the transactions contemplated in this Agreement, shall be maintained in strict confidence and no disclosure of such information will be made, whether or not the transactions contemplated in this Agreement shall close, except to such attorneys, accountants, investment advisors, lenders and others as are reasonably required to evaluate and consummate the transactions contemplated in this Agreement or to enforce their rights hereunder. The parties hereto each further agree and covenant as follows:

15.15.1    The parties hereto shall not disclose or authorize the disclosure of the terms of this Agreement or any instruments, documents, or assignments delivered in connection with this Agreement or the identity of the other party to this Agreement in any public statement, news release, or other announcement or publication.
15.15.2    Nothing in this paragraph shall prevent the parties hereto or their affiliates from disclosing or accessing any information otherwise deemed confidential under this paragraph (i) in connection with that party’s enforcement of its rights hereunder; (ii) pursuant to any legal requirement (including without limitation the rules of the Securities and Exchange Commission), the requirement of any stock exchange, any statutory reporting requirement or any accounting or auditing disclosure requirement; (iii) in connection with performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder.
15.16    Jurisdiction and Service of Process. The parties hereto agree to submit to personal jurisdiction in the State of Delaware in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the parties hereby agree and consent that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the parties in any such action or proceeding may be obtained within or without the jurisdiction of any state or federal court located in Wilmington, Delaware and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the parties by certified mail to or by personal service at the last known address of the parties, whether such address be within or without the jurisdiction of any such court. Any legal suit, action or other proceeding by one party to this Agreement against the other arising out of or relating to this Agreement shall be instituted only in a State Court of Delaware, or the United States District Court for the District of Delaware, and each party hereby waives any objections which it may now or hereafter have based on venue and/or forum non-conveniens of any such suit, action or proceeding and submits to the jurisdiction of such courts. The provisions of this Section shall survive the Closing or the termination of this Agreement.
15.17    Affiliate Exculpation. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent of CalSTRS, PKY or the Company shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor or agent, under or in connection with this Agreement or any other document or instrument heretofore or hereafter executed in connection with this Agreement either before or after Closing. Each of the Company, PKY and CalSTRS hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this paragraph are in addition to, and not in limitation of, any limitation on liability provided for elsewhere in this Agreement or provided by law or in any other contract, agreement or instrument.
15.18    Further Assurances. The parties each agree to do such other and further acts and things, and to execute and deliver such instruments and documents as either may reasonably request from time to time, whether at or after the Closing, in furtherance of the purposes of this Agreement. The provisions of this Section shall survive the Closing.

15.19    Joint and Several Liability. Each PKY Entity shall be jointly and severally liable for the faithful performance of the terms and conditions hereof, and of any other document executed in connection herewith, to be performed by either PKY Entity.
15.20    Execution of Documents by CalSTRS. The other parties hereto understand that for administrative reasons CalSTRS requires up to three (3) Business Days to sign any document after such document has been submitted for signature and an additional two (2) Business Days to deliver such document into escrow. All closing documents to be executed by CalSTRS shall be agreed to and prepared in final execution form and received by CalSTRS to allow for compliance with the foregoing schedule. In the event any of the foregoing conditions are not complied with in accordance with the foregoing schedule, the Closing Date shall be automatically extended by the number of days necessary to allow CalSTRS the time periods set forth above for the execution and delivery of documents and the transfer of funds.
15.21    Action by PKY. Any action to be taken or consent or approval to be given by PKY hereunder may be given by PKY Austin on behalf of itself and PKY Masters.

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IN WITNESS WHEREOF, the parties have executed this Membership Interest Purchase Agreement as of the date first written above.
PKY AUSTIN:
PKY Austin Partner, LLC, a Delaware limited liability company

By: PKY Masters Properties Group, L.P., a Maryland limited partnership, its sole member

By: PKY Masters GP, LLC, a Delaware limited liability company, its general partner

By: Parkway Properties LP, a Delaware limited partnership, its sole member

By: Parkway Properties General Partners, Inc., a Delaware corporation, its general partner
By:    /s/ David R. O’Reilly
Name: David R. O’Reilly
Title: Executive Vice President and Chief Financial Officer
By:    /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and General Counsel
CALSTRS:
CALIFORNIA STATE TEACHERS' RETIREMENT SYSTEM, a public entity

By:    s/ Michelle Cunningham
Name: Michelle Cunningham, CFA
Title: Deputy Chief Investment Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PKY MASTERS:
PKY Masters Austin, LLC, a Delaware limited liability company

By: PKY Masters Properties Group, L.P., a Maryland limited partnership, its managing member

By: PKY Masters GP, LLC, a Delaware limited liability company, its general partner

By: Parkway Properties LP, a Delaware limited partnership, its sole member

By: Parkway Properties General Partners, Inc., a Delaware corporation, its general partner
By:    /s/ David R. O’Reilly
Name: David R. O’Reilly
Title: Executive Vice President and Chief Financial Officer

By:    /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and
General Counsel

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PKY/CALSTRS:
PKY/CalSTRS Austin, LLC, a Delaware limited liability company,

By:	PKY Austin Partner, LLC, a Delaware limited liability company, its manager

By: PKY Masters Properties Group, L.P., a Maryland limited partnership, its sole member

By: PKY Masters GP, LLC, a Delaware limited liability company, its general partner

By: Parkway Properties LP, a Delaware limited partnership, its sole member

By: Parkway Properties General Partners, Inc., a Delaware corporation, its general partner
By:    /s/ David R. O’Reilly
Name: David R. O’Reilly
Title: Executive Vice President and Chief Financial Officer

By:    /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett
Title: Executive Vice President and General Counsel

Exhibit A
MEMBERSHIP INTEREST ASSIGNMENT
THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made as of __________, 2013, by and between ______________________________, a Delaware limited liability company (“Assignor”) and CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Assignee”).
RECITALS:
This Assignment is made with reference to the following facts:
A.    Assignor owns ______% of the ownership interests (the “Assigned Interests”) in PKY/CalSTRS Austin, LLC, a Delaware limited liability company.
B. Pursuant to that certain Membership Interest Purchase Agreement, dated as of ____________, 2014 (the “Agreement”), by and among PKY Austin Partner, LLC, PKY Masters Austin, LLC, PKY CalSTRS Austin, LLC and Assignee, Assignor is assigning to Assignee assign all of Assignor’s interest in the Frost Bank Tower Equity Interests and the 300 West 6th Equity Interests (collectively, the “Assigned Interests”) to Assignee.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns the Assigned Interests to Assignee, free and clear of all liens and other encumbrances of any kind.
2.    This Assignment is made without any representations or warranties except as expressly set forth in the Agreement.
3.    General Provisions.
a.    Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further customary documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Assignment.
b.    Governing Law. This Assignment and any actions related thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
c.    Effective Date. This Assignment shall become binding and effective and shall result in the assignment of the Assigned Interests on the date hereof.
d.    Survival of Agreement. Nothing in this Assignment shall be construed to amend or modify the Agreement or any terms thereof in any manner and, notwithstanding the execution and delivery of this Assignment, the Agreement shall remain in full force and effect in accordance with its terms.

Exhibit A - Page 1

e.    Exculpation. The direct and indirect officers, directors, partners, agents, employees, members and shareholders of Assignee and the Assignor shall not be personally liable for any debts or other obligations of Assignor or Assignee in respect of any claims against Assignor or Assignee arising under this Assignment, and such debts, obligations and claims shall be satisfied solely out of the assets of Assignor or Assignee, as applicable. Neither Assignor or Assignee shall seek or obtain any personal judgment against any direct or indirect officer, director, partner, agent, employee, member or shareholder of Assignor or Assignee, as applicable, with respect to any matter arising under this Assignment.
f.    Counterparts.    Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by electronic mail shall be as effective as delivery of a manually executed counterpart of this Assignment.
g.    Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto.
h.    Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
i.    Release. In consideration of the mutual agreements herein contained, except as otherwise set forth in the Agreement or this Assignment, each of Assignor or Assignee, for itself and for each and all of its past, present, and future predecessors, successors and assigns, does hereby forever release and discharge the other, and each and all of their past, present, and future predecessors, successors, assigns, affiliates, officers, directors, employees, representatives, retirants, beneficiaries, attorneys, and all other persons from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses (including reasonable attorneys’ fees), damages, judgments, and orders of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which have existed, do presently exist, or may exist, relating to the Company or the transactions contemplated by the Agreement or this Assignment. Notwithstanding the foregoing, this section shall not release or discharge PKY or CalSTRS from any of their respective obligations, responsibilities and duties under the LLC Agreement (as defined in the Agreement) that arose prior to the date hereof, provided neither PKY LLC nor CalSTRS may bring any claim against the other arising out of or relating to a failure to perform such obligations, responsibilities or duties more than one (1) year after the date hereof.

Exhibit A - Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Membership Interest to be executed and delivered as of the effective date hereinabove provided.
ASSIGNOR:
__________________, LLC,
a Delaware limited liability company
By:
Its: Managing Member
By:
a Delaware corporation
By:
Name:
Title:

ASSIGNEE:
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

By:
Name:
Title:

Exhibit A - Page 3

Exhibit B
TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS
PURSUANT TO
TREASURY REGULATION § 1.1445-2(B)(2)
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ____________________________________, a ____________________ (the “Transferee”), that the withholding of such tax is not required upon the transfer of real property located by     ________________________________________, a ________________________________________ (the “Transferor”), pursuant to the terms of that certain Membership Purchase Interest dated as of __________, 2014, by and among certain parties named therein and Transferee (the “Agreement”), the undersigned hereby certifies pursuant to Section _____ of the Agreement, on the Transferor’s behalf, and not individually, as follows:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is    ; and
4.    Transferor’s office address is:
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Transferor understands that Transferee is relying on this certification in determining whether withholding is required upon said transfer.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this certification on behalf of the Transferor as of this _____ day of __________, 2014.

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TRANSFEROR:

By:
Name:
Title: